Exhibit 2.1

Purchase and Sale Agreement, dated as of October 6, 2016, by and among CIT Group Inc., C.I.T. Leasing Corporation, Park Aerospace Holdings Limited, Bohai Financial Investment Holding Co., Ltd., and Avolon Holdings Limited (incorporated by reference from Exhibit 2.1 to the Company’s Current Report on Form 8-K filed with the SEC on October 12, 2016)